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Exhibit(a)(1)(C)

        NOTICE OF GUARANTEED DELIVERY
For Tender of Shares of Common Stock
(including the associated preferred stock purchase rights)
of
DIGIMARC CORPORATION
at
$11.90 NET PER SHARE
(which does not include the value attributable
to the Spin-Off described in the Offer to Purchase)
Pursuant to the Offer to Purchase dated July 3, 2008
by
DOLOMITE ACQUISITION CO.,
a wholly-owned subsidiary of
L-1 IDENTITY SOLUTIONS, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON AUGUST 1, 2008, UNLESS THE TENDER OFFER IS EXTENDED

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (defined below) if (1) certificates representing Shares (defined below) of Digimarc Corporation, a Delaware corporation, are not immediately available, (2) the procedure for book-entry transfer cannot be completed on a timely basis or (3) time will not permit all required documents to reach Computershare Inc. (the "Depositary") prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by facsimile transmission or mail to the Depositary. See Section 3 ("Procedures for Accepting the Offer and Tendering Shares") of the Offer to Purchase (defined below).

The Depositary for the Offer is:

Computershare Inc.

If delivering by mail: Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Facsimile Transmission: (Eligible Institutions Only) (617) 360-6810 Confirm Facsimile Receipt by Telephone: (781) 575-2332	If delivering by courier: Computershare c/o Voluntary Corporate Actions 250 Royall Street Canton, MA 02021

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in Section 2 of the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

        The undersigned hereby tenders to Dolomite Acquisition Co., a Delaware corporation and wholly-owned subsidiary of L-1 Identity Solutions, Inc., upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 3, 2008 (the "Offer to Purchase"), and the related Letter of Transmittal in connection with the offer (the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.001 per share (including the associated preferred stock purchase rights, the "Shares"), of Digimarc Corporation, a Delaware corporation ("Digimarc"), specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares and Certificate No.(s)
(if available):

☐ Check here if Shares will be tendered by book-entry transfer.
DTC Account Number:

Dated:

Name(s) of Record Holder(s):

(Please type or print)
Address(es):

(Zip Code)
Area Code and Tel. No.:
(Daytime telephone number)
Signature(s):

2

GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, an Eligible Institution (as defined in Section 3 of the Offer to Purchase), hereby (1) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (2) guarantees delivery to the Depositary at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility (as defined in Section 2 of the Offer to Purchase), in either case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent's Message (as defined in Section 2 of the Offer to Purchase), together with any other documents required by the Letter of Transmittal, all within three Nasdaq Global Market trading days after the date hereof.

Please type or print:

Name of Firm:

Address:

(Zip Code)
Area Code and Tel. No.:

Authorized Signature:

Title:

Dated:

NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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  Exhibit(a)(1)(C)
GUARANTEE (Not to be used for signature guarantee)